UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction,	New Jersey	08550
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 6, 2023, Mistras Group, Inc. (the “Company”) entered into a Separation Agreement and a General Release of Claims (collectively, the “Separation Agreement”) with Dennis Bertolotti, the former President and Chief Executive Officer of the Company, who was terminated from his positions on October 9, 2023.

As part of Mr. Bertolotti’s termination, he was entitled to 60 days of pay in lieu of notice (approximately $104,000) under his employment agreement, all of which will have been paid on or about December 8, 2023. The Separation Agreement provides for payments to Mr. Bertolotti as follows: (a) lump sum payment of $1,229,130, (b) $645,870 payable in equal installments over 18 months, and (c) up to 24 months of life insurance premiums, at $7,065 per year. Mr. Bertolotti also purchased the company vehicle he used and received a credit of approximately $36,000 to the purchase price, or 24 months of the Company’s lease and insurance costs for the vehicle. For 18 months, the Company will pay 100% of the cost for Mr. Bertolotti to continue healthcare benefits pursuant to COBRA under the Company’s healthcare plans. In addition, all 253,537 unvested restricted stock units and earned but unvested performance based restricted stock units shall vest immediately. The foregoing are in accordance with the terms of Mr. Bertolotti’s employment agreement for termination without cause, which entitled him to 1-1/2 times his annual salary of $625,000 and 1-1/2 times his annual target bonus of $625,000, plus two years of employee benefits continuation and vesting of time-unvested but earned equity awards. In addition, in accordance with the terms of Mr. Bertolotti’s employment agreement, the Separation Agreement provides that Mr. Bertolotti will receive a pro rata portion of his annual cash bonus and equity incentive compensation for 2023 based upon the Company’s actual performance versus its performance metrics.

The Separation Agreement includes a release by Mr. Bertolotti of any claims he has against the Company. The Separation Agreement also requires that Mr. Bertolotti comply with the restrictive covenants in his employment agreement regarding non-competition for one year, non-solicitation or interference for two years, confidentiality and the Company’s ownership of intellectual property. In addition, Mr. Bertolotti’s benefits and compensation under the Settlement Agreement are conditioned on Mr. Bertolotti not rescinding the General Release of Claims as provided therein.

The foregoing is a summary of the Separation Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, the Separation Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1.

Item 9.01.  Financial Statement and Exhibits

Exhibit No.     Description

10.1	Separation Agreement (and General Release of Claims attached thereto) between Dennis Bertolotti and Mistras Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: December 8, 2023	By:	/s/ Edward J. Prajzner
		Name:	Edward J. Prajzner
		Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit No.	Description
10.1	Separation Agreement (and General Release of Claims attached thereto) between Dennis Bertolotti and Mistras Group, Inc.

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